SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date earliest event reported) January 18, 1994
                                             (January 18, 1994)



                       GULF STATES UTILITIES COMPANY
               (Exact name of registrant as specified in charter)




                                 TEXAS
                 (State or other jurisdiction of incorporation)




        1-2703                                      74-0662730
(Commission file number)                 (IRS Employer Identification No.)




    350 Pine Street, Beaumont, Texas                   77701
(Address of principal executive offices)             (Zip Code)




       Registrant's telephone number, including area code (409) 838-6631

                                   INDEX


Item 1.   Changes in Control of Registrant - (none)

Item 2.   Acquisition or Disposition of Assets - (none)

Item 3.   Bankruptcy or Receivership - (none)

Item 4.   Changes in Registrant's Certifying Accountant - (none)

Item 5.   Other Materially Important Events - p. 1

Item 6.   Resignations of Registrant's Directors - (none)

Item 7.   Financial Statements and Exhibits - (none)


Form 8-K           Gulf States Utilities Company          Page 1
January 18, 1994


Item 5.   Other Materially Important Events

          The Company has previously reported in its Form 10-K for the fiscal year ended December 31, 1992, the existence of three purported class action complaints filed in state courts in Jefferson County, Texas against the Company and its directors (collectively, "Defendants") relating to the proposed business combination between the Company and Entergy Corporation (Entergy). The Company has executed a Memorandum of Understanding with counsel for the plaintiffs in these suits agreeing in principle to settle such actions subject to execution of an appropriate stipulation of settlement, approval by the court and certain other conditions. In the Memorandum, the Defendants have denied any actionable acts or omissions and state that they have entered into the Memorandum solely to eliminate the burden and expense of further litigation and to facilitate the consummation of the business combination. The Memorandum memorialized certain agreements by the Company and Entergy for the benefit of shareholders principally in the event the business combination were not consummated, including a covenant to consider reinstitution of dividends on the common stock of the Company in such event. The business combination was consummated on December 31, 1993. Incident to the settlement, the Defendants agreed not to oppose an application for attorneys' fees by plantiffs' counsel which do not exceed $500,000.00 or for an award of expenses not to exceed $50,000.00.

Form 8-K           Gulf States Utilities Company          Page 2
January 18, 1994

                        ___________________________


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              GULF STATES UTILITIES COMPANY


                    By           /S/FRANK F. GALLAHER



                                    Frank F. Gallaher
                                        President



Dated:  January 18, 1994